Exhibit 10.2
AMENDING AGREEMENT
THIS AGREEMENT is made as of April 13, 2006
BETWEEN:
TRIDENT EXPLORATION CORP., an unlimited liability company under the laws of the Province of Nova Scotia (hereinafter referred to as the “Borrower”),
OF THE FIRST PART,
- and -
THE TORONTO-DOMINION BANK (hereinafter referred to as the “Initial Lender”),
OF THE SECOND PART,
- and -
THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the “Agent”),
OF THE THIRD PART.
          WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;
          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:
1.	Interpretation
1.1 In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:
“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time; and
“Credit Agreement” means the amended and restated credit agreement made as of July 8, 2004 and amended and restated as of December 16, 2005 between the Borrower, the Initial Lender and the Agent.

1.2 Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.
1.3 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, references herein to “Sections” are to Sections of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.
1.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
1.5 The following Schedule is annexed hereto and is incorporated by reference and deemed to be part hereof:
Schedule A – Form of Confirmation of Guarantee and Security.
2.	Certain Definitions
2.1 Addition of Certain Definitions. For all purposes of this Agreement, the Credit Agreement (as amended and supplemented hereby) and the other Documents:
“Excluded Equity Issues” means any of the following:
(a)	equity securities issued in connection with stock based compensation to directors, officers and employees of the Borrower; and

(b)	equity securities issued by a Wholly-Owned Subsidiary to the Borrower or another Wholly-Owned Subsidiary;
“Excluded Debt Issues” means any of the following:
(a)	Debt issued by a Subsidiary to the Borrower or a Material Subsidiary which is a Wholly-Owned Subsidiary or issued by the Borrower to a Material Subsidiary which is a Wholly-Owned Subsidiary;

(b)	Financial Instrument Obligations under and pursuant to Permitted Hedging; and

(c)	Obligations under and pursuant to the Credit Facility.
“Unsecured Credit Agreement” means the Credit Agreement dated as of April 25, 2006 among the Borrower, as borrower, the Subsidiaries of the Borrower party thereto, the lenders party thereto and Credit Suisse, Toronto Branch, as administrative agent of such lenders.
“Unsecured Debt” means the Debt and other obligations, liabilities and indebtedness outstanding under or pursuant to the Unsecured Loan Documentation.
“Unsecured Loan Documentation” means the Unsecured Credit Agreement and the other “Loan Documents” as therein defined on April 25, 2006.
3.	Amendments and Supplements
3.1 Increase of Credit Facility. The definition of “Credit Facility” contained in Section 1.1(1) of the Credit Agreement is hereby amended to delete “Cdn.$10,000,000” on the first line thereof and to substitute therefor “Cdn.$50,000,000”. The parties hereto hereby confirm and agree that the Credit Facility is hereby increased from Cdn.$10,000,000 to Cdn.$50,000,000. For certainty, the parties hereby confirm and agree that the Commitment of The Toronto-Dominion Bank shall be Cdn.$50,000,000 and Schedule A to the Credit Agreement is hereby amended to the extent necessary to give effect to and reflect the same.
3.2 Definition of Maturity Date. The definition of “Maturity Date” contained in Section 1.1(1) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Maturity Date” means July 13, 2006.”.
3.3 Definition of Permitted Debt. The definition of “Permitted Debt” contained in Section 1.1 of the Credit Agreement is hereby amended by:
(a)	removing “U.S.$325,000,000” from subparagraph (b) thereof and substituting therefor “U.S.$425,000,000; and

(b)	adding the following new subparagraph (i.l) immediately after the existing subparagraph (i) thereof:

“(i.l) the Unsecured Debt, provided that the outstanding principal amount thereof shall not, in the aggregate at any time, exceed U.S.$150,000,000;”.
3.4 Definition of Term Out Date. The definition of “Term Out Date” contained in Section 1.1(1) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Term Out Date” means July 13, 2006.”.
3.5 Utilization Fee. If and for so long as the Outstanding Principal exceeds Cdn.$30,000,000, the Borrower shall pay to the Lenders, monthly in arrears and on the Maturity Date or the repayment and cancellation in full of the Credit

Facility, a utilization fee (in Canadian Dollars) of 2.50% per annum calculated daily and payable on the entire Outstanding Principal under the Credit Facility.
3.6 Suspension of Extension Provisions. The parties hereto agree that, notwithstanding any provision of the Credit Agreement to the contrary (including, for certainty, Section 2.20 thereof), the Borrower shall not be entitled to deliver, and shall not deliver, to the Agent a Request for an Offer of Facility Extension. For greater certainty, the parties hereto agree that, as of the date hereof, (a) the provisions of the Credit Agreement with respect to the extension of the Term Out Date shall have no force and effect, (b) the Borrower shall not be entitled to extend the Term Out Date and expressly waives its right to do so and (c) the Borrower shall repay or pay, as the case may be, to the Agent, on behalf of the Lenders, all Loans and other Obligations outstanding under the Credit Facility on or before the Maturity Date (for certainty, as the definition of “Maturity Date” is amended hereby).
3.7 Mandatory Prepayment. In addition to and without limiting Section 2.16 of the Credit Agreement, the Borrower shall or shall cause:
(a)	the net proceeds of any equity securities issued by the Borrower or any of its Subsidiaries (other than Excluded Equity Issues);

(b)	the net proceeds of any Debt issued by the Borrower or any of its Subsidiaries (other than Excluded Debt Issues); and

(c)	except for Permitted Dispositions, the net proceeds of disposition of any property or assets sold, leased, transferred or otherwise disposed of by the Borrower or any of its Subsidiaries, to be applied to the repayment of Loans outstanding under the Credit Facility (together with all accrued and unpaid interest and fees thereon and other Obligations relating thereto) within 4 Banking Days after receipt by the Borrower or any of its Subsidiaries of any such proceeds. Any such repayment shall result in a permanent reduction of the Credit Facility to the extent of such repayment and the Borrower shall not be entitled to make any further Drawdown in respect of and to the extent of any such repayment.
The Borrower shall comply with the provisions of Sections 2.15 and 2.17 of the Credit Agreement with respect to each repayment required pursuant to this Section 3.6 and the provisions of Sections 2.15 and 2.17 of the Credit Agreement shall apply thereto, mutatis mutandis, including (for certainty) the obligation of the Borrower to make payments pursuant to Section 2.17(1) of the Credit Agreement in respect of the repayment of any Libor Loan on other than the last day of the applicable Interest Period and the obligation of the Borrower to provide cash collateral pursuant to Section 2.17(3) of the Credit Agreement in respect of the repayment of any unmatured Bankers’ Acceptances.

3.8 Deletion of Working Capital Covenant. Subparagraph (a) of Section 10.3 of the Credit Agreement is hereby deleted in its entirety.
4.	Re-Determination of Borrowing Base.
4.1 Re-Determination of Borrowing Base. The Lenders hereby determine the Borrowing Base to be Cdn.$50,000,000 effective as of the date of the satisfaction of the conditions precedent set forth in Section 7 below.
5.	Amendment Fee
5.1 Amendment Fee. The Borrower hereby agrees to pay to the Agent, for the Initial Lender, the following fees in consideration of the Initial Lender agreeing to the amendments and supplements contemplated hereby:
(a)	Cdn.$300,000 payable on the execution and delivery hereof; and

(b)	if, and only if, all Obligations under the Credit Facility have not been fully repaid or paid, as the case may be, on or before April 30, 2006 in accordance with Section 3.7 hereof (and the Credit Facility has not been fully cancelled by such date pursuant to said Section 3.7), an additional fee in the amount of Cdn.$100,000 which shall be due and payable to the Initial Lender on May 1, 2006.
6.	Representations and Warranties
     The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:
(a)	Capacity, Power and Authority
(i)	It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

(ii)	It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.
(b)	Authorization; Enforceability

It has taken or caused to be taken all necessary corporate and other action to authorize its execution and delivery of, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of its memorandum of association, articles of association or other charter documents or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower or any of its Subsidiaries is a party or is otherwise bound or by which any of them benefits or to which any of their property is subject and do not require the consent or approval of any Governmental Authority or any other party.

(d)	Credit Agreement Representations and Warranties

Each of the representations and warranties of the Borrower set forth in Section 9.1 of the Credit Agreement is true and accurate in all respects as of the date hereof.

(e)	No Default

No Default or Event of Default has occurred or is continuing.
     The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders’ Counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.
7.	Conditions Precedent
     The amendments and supplements to the Credit Agreement contained in Sections 3.1, 3.3, 3.5, 3.8 and 4 hereof shall be effective upon, and shall be subject to, the satisfaction of the following conditions precedent:
(a)	each Material Subsidiary which has previously executed and delivered Security in accordance with the Credit Agreement shall have executed and delivered to the Agent a Confirmation of Guarantee and Security in the form annexed hereto as Schedule A;

(b)	the Borrower shall have delivered to the Agent a current certificate of good standing in respect of its jurisdiction of incorporation, certified copies of its memorandum and articles of association and the resolutions authorizing the execution and delivery of this Agreement and the transactions hereunder and an Officer’s Certificate as to the incumbency of the officers of the Borrower signing this Agreement;

(c)	the Agent and the Lenders shall have received (i) legal opinions from legal counsel to the Borrower and (ii) a legal opinion from Lenders’ Counsel, each in form and substance satisfactory to and as may be required by the Lenders;

(d)	no material adverse change in the business, affairs, assets, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole shall have occurred and the Borrower shall have delivered to the Agent an Officer’s Certificate confirming the same;

(e)	as of the date hereof, all representations contained herein are true and correct; and

(f)	the Borrower shall have paid to the Agent for the Initial Lender (in full) (i) all fees required pursuant hereto and (ii) all other fees, costs and expenses required pursuant to the Documents.
The foregoing conditions precedent are inserted for the sole benefit of the Lenders and the Agent and may be waived in writing by the Lenders, in whole or in part (with or without terms and conditions).
8.	Confirmation of Credit Agreement and other Documents
     The Credit Agreement and the other Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective from and as of the date hereof (upon satisfaction of the conditions precedent set forth in Section 7 hereof, in the case of Sections 3.1, 3.3, 3.5, 3.8 and 4 hereof).
9.	Further Assurances
     The Borrower, the Lenders and the Agent shall promptly cure any default by it in the execution and delivery of this Agreement, the other Documents or any of the agreements provided for hereunder to which it is a party. The Borrower, at its expense, shall promptly execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for the Borrower’s compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder or more fully to state the obligations of the Borrower as set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.
10.	Enurement
     This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns in accordance with the Credit Agreement.
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11.	Counterparts
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.
     IN WITNESS WHEREOF the parties hereto have executed this Agreement.

TRIDENT EXPLORATION CORP.

By:	/s/ Randy Neely

	Name:	Randy Neely
	Title:	VP CFO TEC

By:	/s/ Paul K. O’Donoghue

	Name:	Paul K. O’Donoghue
	Title:	Vice-President, Corporate
& Strategic Development

LENDERS:

THE TORONTO-DOMINION BANK

By:	/s/ Loretta Palandri

	Name:	Loretta Palandri
	Title:	Vice President & Director
Corporate Credit

By:	/s/ N.D. Birbeck

	Name:	N.D. Birbeck
	Title:	Managing Director

AGENT:

THE TORONTO-DOMINION BANK,
in its capacity as Agent

By:	/s/ N.D. Birbeck

	Name:	N.D. Birbeck
	Title:	Managing Director

SCHEDULE A
CONFIRMATION OF GUARANTEE AND SECURITY

CONFIRMATION OF GUARANTEE AND SECURITY

TO:	The Lenders and Hedging Affiliates

AND TO:	The Toronto-Dominion Bank, as agent of the Lenders (the “Agent”)
          WHEREAS Trident Exploration Corp. (the “Borrower”) entered into an amended and restated credit agreement made as of July 8, 2004 and amended and restated as of December 16, 2005 between the Borrower, The Toronto-Dominion Bank, as lender, and the Agent (the “Credit Agreement”);
          AND WHEREAS the undersigned guaranteed all of the Obligations and all of the Lender Financial Instrument Obligations (collectively, the “Guaranteed Obligations”) of the Borrower pursuant to the guarantee made as of July 8, 2004 (the “Guarantee”) granted by the undersigned in favour of the Agent, the Lenders and the Hedging Affiliates;
          AND WHEREAS, as collateral security for its obligations under the Guarantee, the undersigned executed and delivered to the Agent, on behalf of the Lenders and the Hedging Affiliates, a demand debenture, a debenture pledge agreement and a general security agreement each dated as of July 8, 2004 (collectively, the “Security”);
          AND WHEREAS, pursuant to an amending agreement (the “Amending Agreement”) made as of even date herewith, the Borrower, the Lenders and the Agent have agreed to amend and supplement the Credit Agreement as set out therein;
          AND WHEREAS the undersigned has been provided with a true, correct and complete copy of the Amending Agreement;
          AND WHEREAS the undersigned wishes to confirm to the Agent, the Lenders and the Hedging Affiliates that the Guarantee and Security continue to apply to the Guaranteed Obligations of the Borrower.
          IN CONSIDERATION of the sum of Cdn. $10.00 now paid by the Agent, the Lenders and the Hedging Affiliates to the undersigned and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the undersigned hereby confirms and agrees that each of the Guarantee and the Security is and shall remain in full force and effect in all respects notwithstanding the Amending Agreement and the amendments and supplements contained therein and shall continue to exist and apply to all of the Guaranteed Obligations of the Borrower, including, without limitation, the Guaranteed Obligations of the Borrower under, pursuant or relating to the Credit Agreement as amended by the Amending Agreement. This Confirmation is in addition to and shall not limit, derogate from or otherwise affect any provisions of the Guarantee or Security including, without limitation, Article 2 and Article 3 of the Guarantee.
          Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement as amended by the Amending Agreement.

     DATED as of April 13, 2006.

[INSERT NAME OF MATERIAL SUBSIDIARY]

By:
Name:
Title:

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